                                                                     EXHIBIT 4.2



    THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO BERKSHIRE HATHAWAY FINANCE CORPORATION OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    THIS DEBT SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE DEBT SECURITY EVIDENCED HEREBY IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
    SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

    THIS DEBT SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

    THIS DEBT SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS DEBT SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBT SECURITY SHALL BE DEEMED BY THE ACCEPTANCE HEREOF TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                     BERKSHIRE HATHAWAY FINANCE CORPORATION

               -------------------------------------------------------

                          4.125% SENIOR NOTES DUE 2010

                                                              CUSIP: 084664 AQ 4
                                                              ISIN: US084664AQ43

NO.                                                                $____________
                                        (as revised by the Schedule of Increases
                               and Decreases in Global Security attached hereto)


        BERKSHIRE HATHAWAY FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., the
registered Holder hereof, the principal sum of                  ($             )
(as revised by the Schedule of Increases and Decreases in Global Security attached hereto) on January 15, 2010, and to pay interest thereon from and including January 11, 2005 or from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing July 15, 2005 (each an "Interest Payment Date"), at the rate of 4.125% per annum (as adjusted, if at all, pursuant to such Indenture, the "Interest Rate"), until the principal hereof is paid or made available for payment; provided that any principal, and any such installment of interest, which is overdue shall bear interest at the Interest Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

        Payment of the principal of and interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, New York (or, if the Company does not maintain such office or agency, at the corporate trust office of the Trustee in the City of New York or if the Trustee does not maintain an office in the City of New York, at the office of a Paying Agent in the City of New York), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, that at the option of the Company payments of principal or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

        This Debt Security may be redeemed, in whole or in part, at the option of the Company, at any time prior to its maturity at a redemption price equal to the greater of (A) 100% of the principal amount to be redeemed or (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the portion of this Debt Security being redeemed, not including any portion of such payments of interest accrued as of the date fixed for redemption, discounted to the date fixed for redemption on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate plus ten basis points, plus, in each case, accrued interest on the portion of this Debt Security being redeemed to the date fixed for redemption.

        The Quotation Agent will select a Comparable Treasury Issue, and the Reference Dealers will provide the Company and the Trustee with the Reference Dealer Quotations. The Company will calculate the Comparable Treasury Price.

        "Adjusted Treasury Rate" means, for any date fixed for redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue equal to the Comparable Treasury Price for the date fixed for redemption, in each case expressed as a percentage of its principal amount.

        "Comparable Treasury Issue" means, for any date fixed for redemption, the U.S. Treasury security selected by the Quotation Agent which has a maturity comparable to the remaining maturity of this Debt Security as of the date fixed for redemption, which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of this Debt Security as of the date fixed for redemption.

        "Comparable Treasury Price" means, for any Comparable Treasury Issue, the price after eliminating the highest and the lowest Reference Dealer Quotations and then calculating the average of the remaining Reference Dealer Quotations; provided, however, if the Company obtains fewer than three Reference Dealer Quotations, the Company will, when calculating the Comparable Treasury Price, calculate the average of all the Reference Dealer Quotations and not eliminate any such quotations.

        "Quotation Agent" means Goldman, Sachs & Co. or its successor.

        "Reference Dealers" means Goldman, Sachs & Co. or its successor and two or more other primary U.S. Government securities dealers in the City of New York appointed by the Company, provided, however, that if Goldman, Sachs & Co. or its successor ceases to be a primary U.S. Government securities dealer, the Company will appoint another primary U.S. Government securities dealer as a substitute.

        "Reference Dealer Quotations" means, for any Comparable Treasury Issue, the average of the bid and asked prices for such Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by the Reference Dealers to the Company and the Trustee as of 5:00 p.m.
(EST) on the third business day before the relevant date fixed for redemption.

        "Regular Record Date" means, with respect to any Interest Payment Date, January 1 or July 1, as the case may be, immediately preceding such Interest Payment Date.

        The Company may elect to effect a redemption in accordance with these provisions at any time and on any date. However, the Company must give the Holders of this Debt Security notice, as provided in the Indenture, of the redemption not less than 30 days or more than 60 days before the date fixed for redemption. If the Company elects to redeem fewer than the full principal amount of this Debt Security, the Trustee will select the amount to be redeemed on a pro rata basis, by lot or by such other method of random selection, if any, that the Trustee deems fair and appropriate.

        Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: January 11, 2005                   BERKSHIRE HATHAWAY FINANCE CORPORATION



                                          By: _________________________
                                          Name: Marc D. Hamburg
                                          Title: President



Attest:



_________________________________
Name: Jo Ellen Rieck
Title: Secretary

                           [REVERSE OF DEBT SECURITY]

        This Debt Security is one of a duly authorized series of notes of the Company (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 22, 2003 (herein called the "Base Indenture", and as supplemented by (i) the Officers' Certificate, dated as of December 22, 2003, (ii) the Officers' Certificate, dated as of May 7, 2004,
(iii) the Officers' Certificate, dated as of July 19, 2004, (iv) the Officers' Certificate, dated as of September 20, 2004, (v) the Officer's Certificate, dated as of October 28, 2004 and (vi) the Officer's Certificate, dated as of January 11, 2005, together with the Base Indenture, called the "Indenture"), among the Company, as issuer, Berkshire Hathaway Inc., as guarantor (herein the "Guarantor" which term includes any successor Guarantor under the Indenture) and J.P. Morgan Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series of Debt Securities, which series consists of the (i) Floating Rate Senior Notes due 2008, (ii) 4.125% Senior Notes due 2010 and (iii) 4.85% Senior Notes due 2015.

        This Debt Security does not have the benefit of any sinking fund obligation.

        The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Debt Security or of certain restrictive covenants and Events of Default with respect to this Debt Security, in each case upon compliance with certain conditions set forth in the Indenture.

        If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and/or the Guarantor and the rights of the Holders of the Debt Securities and/or the Guarantees of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company and/or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

        As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the Holders of not less than 25% in principal amount of the Debt Securities of this series at the time Outstanding shall have made written request to the

Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Indenture and this Debt Security are governed by the laws of the State of New York, without regard to conflicts of laws provisions thereof.

        The Debt Securities of this series are issuable in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Debt Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent thereof may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

        All terms used in this Debt Security which are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  GUARANTEE OF
                            BERKSHIRE HATHAWAY INC.

        FOR VALUE RECEIVED, Berkshire Hathaway Inc., a Delaware corporation (the "Guarantor"), hereby absolutely, unconditionally and irrevocably guarantees to the holders (the "Holders") of any security authenticated and delivered (each a "Security") by J.P. Morgan Trust Company, National Association, as trustee (the "Trustee") under that certain Indenture, dated as of December 22, 2003 (the "Indenture"), among the Trustee, the Guarantor and Berkshire Hathaway Finance Corporation, a Delaware corporation ("Issuer"), the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all present and future payment obligations of the Issuer pursuant to the terms of such Security and/or the Indenture, whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the "Obligations"). Nothing herein shall be deemed to guarantee any obligation of the Issuer other than the Obligations. Nothing herein shall be deemed to guarantee any obligation of any person or entity other than the Issuer.

        The Guarantor's obligations hereunder shall be unconditional and absolute, and shall not be released, discharged or otherwise affected by (i) the existence, validity, enforceability, perfection or extent of any collateral therefor, (ii) any lack of validity or enforceability of any provision of the Security or the Indenture, (iii) any liquidation, bankruptcy, insolvency, reorganization or other similar proceeding affecting the Issuer or its assets, or (iv) any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of, or defense to, the Guarantor. The Guarantor agrees that the Holders and/or the Trustee may resort to the Guarantor, as primary obligor and not merely as surety, for payment of any of the Obligations whether or not the Holders or the Trustee shall have proceeded against the Issuer or any other obligor principally or secondarily obligated with respect to any of the Obligations. Neither the Holders nor the Trustee shall be obligated to file any claim relating to any of the Obligations in the event that the Issuer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Holders or the Trustee to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to the Holders by the Issuer in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made.

        The Guarantor agrees that, subject to the Indenture, the Holders and/or the Trustee may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with the Issuer or with any other party to or person liable on any of the Obligations or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Holders, the Trustee and the Issuer or any such other party or person, and that none of the foregoing shall in any way impair or affect this Guarantee. The Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, (a) notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of dishonor and protest, (b) any requirement that any Holder exhaust any right or take any action against the Issuer, and (c) any right to revoke this Guarantee.

        The Guarantor agrees to pay on demand all fees and out-of-pocket expenses incurred by the Holders or the Trustee in any way relating to the enforcement or protection of the rights of the Holders and/or the Trustee hereunder.

        Upon payment of any of the Obligations, the Guarantor shall be subrogated to the rights of the Holders and/or the Trustee against the Issuer with respect to such Obligations, and the Holders and the Trustee agree to take such steps, at the Guarantor's expense, as the Guarantor may reasonably request to implement such subrogation; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation during any period in which any amount payable by the Issuer under the Security or the Indenture is overdue or unpaid.

        No failure on the part of the Holders or the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holders or the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Holders or the Trustee or allowed any of them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holders or the Trustee at any time or from time to time.

        The Guarantor hereby represents and warrants that:

(a) the Guarantor is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Guarantee;

(b) the execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor's certificate of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(c) all consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guarantee have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(d) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(e) there are no actions, suits or arbitration proceedings pending or, to the knowledge of the Guarantor, threatened against it, at law or in equity, which, individually or in the aggregate, if adversely determined, would materially adversely affect the financial condition of the Guarantor or materially impair its ability to perform its obligations under this Guarantee.

        The Guarantor may not assign its obligations hereunder to any person (except as permitted by the Indenture) without the prior written consent of the Holders or the Trustee.

        All payments by the Guarantor to the Holders or the Trustee shall be made in accordance with the provisions of the Indenture and the Security; provided, however, that payment of any fees or expenses pursuant to the fourth paragraph hereof shall be made by wire transfer of immediately available funds to an account at a commercial bank in the United States specified to the Guarantor at least ten (10) days in advance of any demand for payment by the Holders or the Trustee.

        All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

               Berkshire Hathaway Inc.
               1440 Kiewit Plaza
               Omaha, NE 68131
               Attention:  Chief Financial Officer
               Facsimile:  (402) 346-3375

or to such other addresses or facsimile numbers as the Guarantor shall have notified the Holders or the Trustee in a written notice delivered in accordance with the Indenture.

        This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full.

        This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed solely within such State.

        No amendment or waiver of any provision of this Guarantee shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Guarantor.

        If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not, to the fullest extent permitted by law, impair the operation of or effect of those portions of this Guarantee that are valid.

        THE GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTEE.

Dated: January 11, 2005                     BERKSHIRE HATHAWAY INC.


                                            By:________________________
                                               Name:  Marc D. Hamburg
                                               Title: Chief Financial Officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Debt Security have been made:


                    Amount of        Amount of      Principal amount      Signature of
                   decrease in      increase in       of this Debt         authorized
                    principal        principal          Security          signatory of
    Date of      amount of this    amount of this    following such        Trustee or
   exchange       Debt Security    Debt Security       decrease or     Security Custodian
                                                        increase

------------  ------------------  ----------------  -----------------  -----------------

                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned assigns and transfers this Debt Security to:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)



and irrevocably appoints _______ as agent to transfer this Debt Security on the Security Register. The agent may substitute another to act for him or her.

    Dated:                        Signature:



                                  Signature Guarantee:



  (Sign exactly as your name appears on the other side of this Debt Security)

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.